Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which contains an explanatory paragraph relating to Sciax Technology, Inc.'s ability to continue as a going concern, dated May 23, 2003, on the financial statements of Sciax Technology, Inc. as of July 31, 2002 and 2001 and for the years then ended, which report appears in the Form 8-K/A previously filed by Ugomedia Interactive Corporation


                                           Harrison Carlson Criminisi
                                           ------------------------------------
                                           /s/ Harrison Carlson Criminisi
                                           Chartered Accountants LLP


Burlington, Ontario
August 26, 2003